EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix Strategic Equity Series Fund
File Number: 811-4727
Registrant CIK Number: 0000796299
Annual
4/30/07


Sub-Item 77Q3

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1- Class A $0 Class B $0, Class C $0, Class I $0

73A1/73A2-
Series 1- Class A $0, Class B $0, Class C $0, Class I $0

74U1/74U2-
Series 1- Class A 16,158, Class B 1,106, Class C 539, Class I 720

74V1/74V2-
Series 1- Class A $9.99, Class B $8.98, Class C $8.99, Class T $10.01